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                                                        EXHIBIT
10.49


XXXX Confidential treatment has been requested for this information pursuant to Rule 24B-2.

                      AMENDMENT NO. 1 TO LICENSE AGREEMENT


          THIS AMENDMENT NO. 1 TO LICENSE AGREEMENT (the "First
Amendment") is
made as o the 23d day of March, 1995 by and between XOMA
Corporation, a Delaware
corporation ("XOMA"), and Burroughs Wellcome Co., a North Carolina corporation
(as more fully described below, "BWCo").

                              W I T N E S S E T H:

          WHEREAS, XOMA and Sterling Drug Inc., a Delaware corporation
("Sterling"), entered into a License Agreement as of June 11, 1991
(the
"Agreement") pursuant to which XOMA granted to Sterling (i) an exclusive worldwide license to develop and market products utilizing the Engineered
Antibody (as defined in the Agreement) designated ING-1 ("ING-1"), and (ii) a non-exclusive license to develop and market products utilizing certain genetic engineering technology, information and know-how for uses in the in vivo localization (imaging) and/or treatment of human cancers;

          WHEREAS, on January 21, 1994, with the prior written approval of XOMA,
Sterling sold, granted, assigned and conveyed to BWCo all of Sterling's right, title and interest in and to the Agreement, and BWCo assumed and agreed to perform all of the obligations of Sterling that arise on or after January 21,
1994 under and pursuant to the Agreement;

          WHEREAS, BWCo and XOMA desire to amend the Agreement in certain respects, which amendment shall govern the parties' rights and obligations under and pursuant to the Agreement from and after the date hereof;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by both BWCo and XOMA, the parties hereto, intending to be legally bound hereby, do thereby agree as follows:

          1.  Definitions.

          a. The following definitions contained in the Agreement are hereby amended as follows:

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               (1)  "Engineered Antibody" set forth in Section 1.7
of the
Agreement is amended by adding the following sentence after the end of the current text:

               "Engineered Antibody" shall also include any humanized antibody derived from DNA encoding such an Engineered Antibody.

               (2) "ING-1" set forth in Section 1.13 of the Agreement is amended to read, in its entirety, as follows:

               "ING-1" means the Engineered Antibody derived from the BA-Br1 hybridoma described in Schedule 1.17 hereto.

               b. A new Section 1.30 is added to the Agreement which shall read, in its entirety, as follows:

               1.30 "BWCo" means Burroughs Wellcome Co., a North Carolina corporation and the successor to all of Sterling's right, title and interest in and to the Agreement, and to all of Sterling's obligations that arise on or after January 21, 1994 under and pursuant to the Agreement.

          2. Grant. The final clause of Section 2.1 of the Agreement is hereby amended to read as follows:

               . . . and the related XOMA Patent Rights and XOMA
               Technology and Know-How to make, have made, use and sell ING-1 Products in the Field of Use.

          3. License Fees. Section 4.1(c) is hereby amended to read, in its entirety, as follows:

               $200,000 payable within five (5) Business Days after the execution of the First Amendment.

          4.  Royalties.

               a. Section 4.2(c) of the Agreement is amended as follows: The words "or non-exclusive" are hereby added after the word "exclusive" appearing in the heading of
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Section 4.2(c), the ninth line of the first paragraph of Section
4.2(c), the
denominator of the fraction appearing in the first paragraph of
Section 4.2(c),
and the fifth line of the second paragraph of Section 4.2(c).

               b. Section 4.2(d) of the Agreement is amended to read, in its entirety, as follows:

               (d) Non-exclusive License or Lack of Valid Claim. If (i) for any reason the license granted in Section 2.1 above is made non-exclusive, or (ii) at any time prior to the end of time for paying royalties as determined pursuant to Section 4.2(f) below (the "Royalty Period") all of the claims contained in the XOMA Patent Rights that read on BWCo's exercise of the license granted by Section 2.1 hereof (the "ING-1 Claims") expire or are declared invalid by the patent office or court of competent jurisdiction in any country in the Territory, or (iii) for so long prior to the end of the Royalty Period as none of the ING-1 Claims has been issued or granted by the U.S. Patent office or its counterpart in any foreign country, then the Basic Royalty Rate described in
     Section 4.2(a) above in respect of the applicable country or countries shall equal XXXX, and shall be subject to further downward adjustments, if applicable, as described in
     Section 4.2(b) above and/or Section 4.2(c) above. XOMA shall have the right to make the license granted in Section 2.1 a non-exclusive license pursuant to a breach of the royalty payment obligations or the ING-1 Product development obligations as described in Section 10.1(a).

                    c.  Subsection (ii) of the second sentence of
               Section 4.2(h) is revised to read as follows:

                   (ii) possess and use the then current technology
               developed and owned by BWCo to the extent reasonably necessary for the production and purification of ING-1, such use to be restricted to the production and purification of ING-1.

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          5.  Examination of Existing Antibodies.

               a. The first sentence of Section 9.1(b) of the Agreement is hereby amended to read, in its entirety, as follows:

                    Until January 21, 1996, XOMA shall permit BWCo
               to examine samples of the Engineered Antibodies and murine antibodies/cell lines described in Schedules
               1.7 and 1.17, respectively; provided, that if one or more XOMA scientists is reasonably required to perform services to permit BWCo to conduct its examination or, thereafter, to ensure that adequate samples are created and preserved for BWCo's future use, BWCo shall pay XOMA XXXX per man-day reasonably expended by such XOMA scientists.

               b. Section 9.1(b) is further amended by adding a new sentence after the end of the currrent text, as modified by Section 5.a of this
First Amendment, which sentence shall read, in its entirety, as follows:

                    For so long as the license granted by
               Section 2.1 of this Agreement remains exclusive, however, nothing in this section or any other provision of this Agreement shall be construed to permit XOMA to grant any party other than BWCo, whether or not such person is an Affiliate to XOMA, any license or transfer of any rights related to ING-1 Antibody or the ING-1 Antibody in the Field of Use.

          6. Patent Maintenance and Applications. Section 9.2 is revised to include a new Subsection 9.2(e) reading as follows:

                    (e)  XOMA undertakes to keep BWCo reasonably
               informed throughout the term of this Agreement concerning the status and progress of the XOMA Patent Rights. Without limiting the foregoing, BWCo or
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               its representatives shall have the right during
               normal business hours and on reasonable prior notice to inspect and have copied correspondence and other records of XOMA pertaining to the XOMA Patent Rights. To the extent XOMA has not previously done so, XOMA shall provide BWCo with such additional relevant documentation as BWCo may reasonably request to permit BWCo to propose suitable amendments to such XOMA Patent Rights; provided, that BWCo shall reimburse XOMA for one-half (1/2)
the
               outside counsel fees and other out-of-pocket costs reasonably incurred by XOMA in considering, addressing and/or implementing BWCo's requests and proposed amendments.

          7.  Diligence Obligations.

               a. Section 10.1(a)(i) is amended in its entirety to read as follows:

                         (i)  undertake reasonably diligent efforts
                    to file an IND in any of the United States, Japan, the United Kingdom, or Germany for an ING-1 Product by December 31, 1996; provided, that BWCo, at its sole option exercised anytime prior to December 31, 1996, may elect to extend the filing of such an IND until no later than June 11, 1997, by providing XOMA with written notice thereof, which notice shall be accompanied by an additional fee of XXXX.

               b. Section 10.1(a)(ii) is amended revising the words
"XXXX per year" to read "XXXX per year during calendar 1995 and each year thereafter."

               c. Section 10.1(a)(iv) is amended in its entirety to read as follows:

                         (iv) in the event BWCo, an Affiliate or
                    authorized sublicensee

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                    has not commenced a pivotal, FDA fileable Phase
III
                    efficacy study or equivalent study for an ING-1
Product
                    in any of the United States, the United
Kingdom,
                    Germany or Japan by June 30, 1999, then BWCo will pay XOMA XXXX, per year, for every year until such trial is commenced; provided, that BWCo at its sole option exercised anytime prior to June 30, 1999, may elect to extend the commencement of such trial until no later than December 31, 1999, by providing XOMA with written notice thereof, which notice shall be accompanied by an additional fee of XXXX;
                    and

               d. Section 10.1(a)(v) is amended to delete the words "within nine (9) years after the date of this Agreement" and insert, in their place, the words "by June 11, 2002."

          8.  Failure to Satisfy Diligence Requirements.

               a. The first sentence of Section 10.1(b) is hereby amended to read as follows:

                    BWCo shall be deemed to have failed to meet its
               diligence obligations under this Agreement if (A) it has failed to satisfy any of the diligence requirements imposed by Section 10.1(a) above, or
               (B) prior to filing a PLA as contemplated by
               Section 10.1(a)(v), BWCo and its Affiliates and sublicensees have failed for a period of twelve (12) or more consecutive months to conduct, either themselves or through some third party, development, testing, regulatory or manufacturing activity reasonably necessary in order to prepare and file such a PLA, unless such failure was due to (x) valid safety or efficacy reasons as reasonably determined by BWCo, (y) a circumstance described in
               Section 14.8 hereof, or (z) the failure by XOMA to

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               perform its obligations hereunder.  If XOMA notifies
               BWCo in writing that it has failed under the standard established by the preceding sentence to meet its diligence obligations, then BWCo shall have ninety (90) days after such written notice to cure such failure without penalty.

               b.  Subsection (ii) of the sixth sentence of Section
10.1(b) (as
modified by this Paragraph 8) is revised to read as follows:

                    (ii) possess and use the then current
               technology developed and owned by BWCo to the extent reasonably necessary for the production and purification of ING-1, such use to be restricted to the production and purification of ING-1.

          9.  Termination.

               a. Section 13.1 of the Agreement is amended by designating the current text as Subsection (a) and adding a new Section 13.1(b) to read as follows:

                    (b)  Notwithstanding any other provision of
               this Agreement, on thirty (30) days prior written notice, from time to time, BWCo may teminate this Agreement either in its entirety or with respect to all, but not less than all, of the countries in any of the following regions of the world: (i) the countries forming the European Economic Union,
               (ii) the countries comprising the continent of North America, or (iii) the rest of the world.

               b. Section 13.2 of the Agreement is amended to read, in its entirety, as follows:

                    13.2 Effect of Termination. Upon termination of this Agreement, in whole or part, by XOMA where permitted by this Agreement, all of the rights and licenses so terminated shall revert to

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               XOMA and XOMA shall have the rights set forth in
Section
               4.2(h) or 10.1(b), as applicable. If, prior to the filing of a PLA for an ING-1 Product, BWCo terminates this Agreement in its entirety pursuant to
               Section 13.1(b) hereof, BWCo shall pay XOMA a termination fee of XXXX. Upon termination of this Agreement in whole or part by BWCo pursuant to Section 13.1 hereof, all of the rights so terminated shall revert to XOMA.

          10. Notices. Section 14.4 of the Agreement is hereby amended by adding the following language immediately prior to the last two lines of such section:

          To BWCo:

          BY FACSIMILE:  (919) 315-8376

          BY COURIER OR U.S. MAIL:

          Burroughs Wellcome Co.
          3030 Cornwallis Road
          Research Triangle Park, NC  27709

          Attn:  Company Secretary

          With a copy to:

          Burroughs Wellcome Co.
          3030 Cornwallis Road
          Research Triangle Park, NC  27709

          Attn:  Vice President - Business Development

          BY FACSIMILE:  (919) 315-4966

          11.  Each party represents and warrants to the other that
(i) the
Agreement is in full force and effect and such party is not in default thereunder, (ii) it has the requsite power and authority to enter into this
First Amendment, (iii) that this First Amendment has been duly authorized, executed and delivered by such party, (iv) that this First Amendment constitutes the legal, valid and binding obligation of such party, enforceable in accordance with its terms, except as

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such enforcement may be limited by applicable bankruptcy,
insolvency,
reorganization, moratorium, or other similar laws affecting generally the enforcement of creditors' rights and by general principles of equity, and (v) that the execution and delivery of this First Amendment by such party, and the performance by such party of its obligations hereunder, will not
(A) violate
or conflict with any provision of the charter or by-laws of such party, or (B) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or passage of time, or both, would constitute a default) under, or give any party any right to terminate, modify, cancel or accelerate the performance required by, any of the provisions of, or require the consent of any other party to, any material note, bond, mortgage, indenture, deed of trust, license, loan agreement, lease or sublease with respect to real property, or other agreement or obligation to which such party is bound. Without limiting the foregoing,
XOMA further represents and warrants that (x) it has sufficient right, title and interest in the XOMA Patent Rights and XOMA Technology and Know-
How to grant the rights contemplated by the Agreement as modified by this
First Amendment, (y) to the extent XOMA obtained such right, title and interest by license from a third party, such license is in full force and effect as of the date of this First Amendment and neither XOMA nor, to the best of XOMA's knowledge, any such third party has committed any act or omission that constitutes, or with the passage of time will likely constitute, a breach or default under the terms of the license, and
(z) during the term of the Agreement, it shall pay such fees and royalties and take such other actions as may be required to keep the licenses referenced by subsection (y) in full force and effect.

          12. Except as expressly set forth herein, the Agreement remains in full force and effect as originally executed on June 11, 1991.

          13. This First Amendment shall be governed by and construed in accordance with the laws of the State of California, without regard to its principles of conflicts of laws.

          14. This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

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          IN WITNESS WHEREOF, the undersigned have caused this
First
Amendment to be duly executed and delivered as of the date and year first above written.

                              XOMA CORPORATION



                              By:  /s/ Christopher J. Margolin
                                   -------------------------------
                                   Title:  Vice President,
                                           General Counsel and
                                           Secretary


                              BURROUGHS WELLCOME CO.



                              By:  /s/ Chris A. Rallis
                                   -------------------------------
                                   Title:  Vice President,
                                           Planning and
                                           Business Development

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